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                              DANAHER CORPORATION
                            (a Delaware corporation)


                        2,000,000 Shares of Common Stock



                               PURCHASE AGREEMENT
                               ------------------



Dated:  May __, 1996

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

                              DANAHER CORPORATION
                            (a Delaware corporation)

                        2,000,000 Shares of Common Stock
                          (Par Value $0.01 Per Share)


                               PURCHASE AGREEMENT
                               ------------------

                                                                  May __, 1996


MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

          Certain stockholders of Danaher Corporation, a Delaware corporation (the "Company"), named in Schedule A hereto (the "Selling Stockholders") propose to sell severally to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), an aggregate of 2,000,000 outstanding shares of Common Stock of the Company, par value $ 0.01 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"), as set forth in the appropriate column on Schedule A. The aforesaid 2,000,000 shares of Common Stock are herein called the "Shares". The Shares are more fully described in the Prospectus referred to below. You have advised us that you desire to purchase the Shares.

          The price to the public per share and the purchase price per share for the Shares shall be agreed upon as set forth in a separate written instrument among the Company, the Selling Stockholders and you, substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and you and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-02939) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the Price Determination Agreement. The information, if any, included in such prospectus that was omitted from the prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to paragraph (b) of Rule 430A, to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information". Each prospectus used before the time such registration statement becomes effective, and any prospectus that omits the Rule 430A Information, if applicable, that is used after such effectiveness and prior to the execution and delivery of the Price Determination Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to
Item 12 ("Item 12") of Form S-3 under the 1933 Act, as amended, and Rule 412 of the 1933 Act Regulations ("Rule 412") at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement." The prospectus, including the documents incorporated by reference therein pursuant to Item 12 and Rule 412, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus", except that, if the final prospectus first furnished to the Underwriter after the execution of the Price Determination Agreement for use in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus first furnished to the Underwriter for such use.

          The Company and the Selling Stockholders understand that you propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective and the Price Determination Agreement has been executed and delivered.

          Section 1.  Representations and Warranties.  (a)  The Company
                      ------------------------------
represents and warrants to and agrees with the Underwriter that:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf expressly for use in the Registration Statement or the Prospectus.

          (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 and Rule 412, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein not misleading.

          (iii) Arthur Andersen LLP, who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) This Agreement has been duly authorized, executed and delivered by the Company.

          (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The pro forma financial data included or incorporated by reference in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (vi) The Company is a corporation duly organized and is validly existing in good standing under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vii) The Company's most significant subsidiaries are listed in Schedule B attached hereto (each such corporation is referred to herein as a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (viii) The Company had at March 31, 1996, a duly authorized, issued and outstanding capital stock as set forth in the Form 10-Q for the first quarter of 1996 (the "10-Q"); the Shares conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

          (ix) The Shares to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder.

          (x) All of the other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company have been issued in violation of the preemptive rights of any stockholder of the Company.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in documents incorporated by reference therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, other than regular quarterly dividends declared or paid on its Common Stock.

          (xii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement to be performed by it and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties (except, in each case, for such violations, conflicts, breaches, defaults, liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise).

          (xiii)  No authorization, approval, consent or license of any
     government,   governmental instrumentality or court, domestic or foreign
     (other than under the 1933 Act and the securities or Blue Sky laws of the various states), is required for the valid sale and delivery of the Shares.

          (xiv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary that is required to be disclosed in the Prospectus, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or any subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any subsidiary, if adversely determined, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xvi) Each of the Company and the Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xvii) Each of the Company and the Subsidiaries owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except for those licenses, permits, certificates, consents, orders, approvals or authorizations which, if not obtained, would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xviii) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, except for those patents, patent licenses, trademarks, service marks and trade names which, the failure by the Company or its Subsidiary to so own or possess would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xix) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that would reasonably be expected to adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that would reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

          (xx) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

          (xxi) Except as disclosed in the Registration Statement or except as would not reasonably be expected, in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. All other tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, state, local or other law have been filed, and all taxes shown on such returns that have been filed or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested, in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined or with respect to which the applicable statute of limitations has not expired are believed to be adequate to meet any assessments or re-assessments for additional income or corporate franchise tax for any years not finally determined.

          (xxiii) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company or such Subsidiary are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriter as follows:

          (i) Such Selling Stockholder has no actual knowledge that the representations and warranties of the Company contained in Section 1(a) are not true and correct in all material respects; such Selling Stockholder has reviewed the Registration Statement as originally filed with the Commission and the preliminary prospectus contained therein and has no actual knowledge that such preliminary prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company or any subsidiary that is not set forth in the Prospectus.

          (ii) When the Registration Statement shall become effective and at all times subsequent thereto up to the Closing Time, (A) such parts of the Registration Statement and any amendments and supplements thereto as were provided specifically by such Selling Stockholder specifically for use in the Registration Statement and that refer to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such parts of the Prospectus as were provided by such Selling Stockholder specifically for use in the Registration Statement and that refer to such Selling Stockholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) This Agreement has been duly executed and delivered by such Selling Stockholder.

          (iv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or Blue Sky laws of the various states), is required for the sale and delivery of the Shares, except such as have been obtained.

          (v) The execution and delivery of this Agreement and the sale by such Selling Stockholder of the Shares to be delivered by him pursuant to this Agreement will not result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any agreement, instrument, decree, judgment or order to which such Selling Stockholder is a party, to which the properties of such Selling Stockholder may be subject or by which such Selling Stockholder may be bound, except for breaches or defaults that would not be material to the Selling Stockholder or the transactions contemplated hereby.

          (vi) Capital Yield Corporation, a Delaware corporation (the "Lending Party"), which has entered into a securities lending agreement (the "Loan Agreement") with each of the Selling Stockholders pursuant to which each such Selling Stockholder has borrowed or will borrow the Shares to be sold by him, will, at the Closing Time, have good and marketable title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Loan Agreement; such Selling Stockholder has full right, power and authority to sell, transfer and deliver such Shares pursuant to this Agreement; and, upon delivery of such Shares and payment of the purchase price therefor as contemplated in this Agreement, good and marketable title to the Shares will be transferred to the Underwriter by such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (vii) For a period of 90 days from the date hereof, such Selling Stockholder will not, and the Selling Stockholders will cause Capital Yield Corporation, Equity Group Holdings LLC and Equity Group Holdings II LLC not to, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into Common Stock, other than to the Underwriter pursuant to this Agreement; provided that during such period such Selling Stockholder, Capital Yield Corporation, Equity Group Holdings LLC and Equity Group Holdings II LLC may make gifts of shares of Common Stock or securities convertible into Common Stock or may transfer to its affiliates shares of Common Stock or securities convertible into Common Stock upon the condition that such donees or transferees agree to be bound by the foregoing restriction in the same manner as it applied to such Selling Stockholder, Capital Yield Corporation, Equity Group Holdings LLC and Equity Group Holdings II LLC.

          (viii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other material permitted by the 1933 Act or the 1933 Act Regulations.

          (c) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby; and any certificate signed by the Selling Stockholders as such and delivered to you or your counsel shall be deemed a representation and warranty by the Selling Stockholders to you as to the matters covered thereby.

          Section 2.  Sale and Delivery to the Underwriter; Closing.  (a)  On
                      ---------------------------------------------
the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to you, and you agree, to purchase from each Selling Stockholder, at the purchase price per share for the Shares to be agreed upon in accordance with Section 2(b) or 2(c), and as set forth in the Price Determination Agreement, the number of Shares proposed to be sold by such Selling Stockholder and set forth opposite such Selling Stockholder's name in the appropriate column on Schedule A. If the Company elects to rely on Rule 430A, Schedule A may be attached to the Price Determination Agreement.

          (b) If the Company has elected not to rely upon Rule 430A, the price to the public per share for the Shares and the purchase price per share for the Shares to be paid by you shall be agreed upon and set forth in the Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

          (c) If the Company has elected to rely upon Rule 430A, the price to the public per share for the Shares and the purchase price per share for the Shares to be paid by you shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 6, 7 and 8 shall remain in effect.

          (d) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Shearman & Sterling, 599

Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company, the Selling Stockholders and you, at 10:00 A.M. either (i) on the third full business day after the later of the effective date of the Registration Statement or (ii) if the Company has elected to rely upon Rule 430A, on the third full business day after execution of the Price Determination Agreement (unless, in either case, postponed pursuant to Section 11 or 12), or at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholders shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to each of the Selling Stockholders against delivery to you of certificates for the Shares to be purchased, by wire transfer in immediately available funds according to written transfer instructions provided by the Selling Stockholders.

          (e) Certificates for the Shares to be purchased by you shall be in such denominations and registered in such names as you may request in writing at least one full business day before the Closing Time. The certificates for the Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time.

          Section 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with the Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will not at any time file or make any amendment to the Registration Statement (or make any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus (including amendments of the documents incorporated by reference into the

     Prospectus) or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus (including documents incorporated by reference into such prospectus or to the Prospectus pursuant to Item 12 and Rule 412), of which you shall not have previously been advised and furnished a copy, or to which you or your counsel shall reasonably object.

          (c) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 and Rule 412) and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (d) The Company will deliver to you, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the date of the Price Determination Agreement), as many copies of each preliminary prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to you, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable on or after the date of the Price Determination Agreement) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request.

          (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (f) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided,
                                                                 --------
     however, that the Company shall not be obligated to file any general
     -------
     consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates.

          (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

          (i) For a period of five years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

          (j) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

               (k) The Company has complied and will comply with all the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          Section 4.  Payment of Expenses.  The Company and the Selling
                      -------------------
Stockholders will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the printing and distribution of this Agreement (including the Price Determination Agreement), the Shares and the Blue Sky Survey, (c) the delivery of the Shares to the Underwriter, including any stock transfer taxes payable upon the sale of the Shares to the Underwriter, (d) the fees and disbursements of the Company's counsel and accountants and (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the National Association of Securities Dealers, Inc. ("NASD"), including filing fees and fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the Blue Sky Survey.

          If this Agreement is terminated by you in accordance with the provisions of Sections 5 or 9, the Company and the Selling Stockholders shall reimburse you for all your reasonable out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

          The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

          Section 5.  Conditions of Underwriter's Obligations.  In addition to
                      ---------------------------------------
the execution and delivery of the Price Determination Agreement, your obligation to purchase and pay for the Shares that you have agreed to purchase pursuant to this Agreement is subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein (including those contained in the Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary or certificates by or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of your counsel. If the Company has elected to rely upon Rule 430A, prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) At the Closing Time, you shall have received the favorable opinion of Wilmer, Cutler & Pickering, counsel for the Company, dated as of the Closing Time, in form and substance satisfactory to your counsel, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c) At the Closing Time, you shall have received the favorable opinion of Hogan & Hartson LLP, counsel for the Selling Stockholders, dated as of the Closing Time, in form and substance satisfactory to your counsel, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (d) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Underwriter, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(b) and 5(c) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Shares, this Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of a jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials; provided that such certificates have been delivered to you.

          (e) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all material statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus,
     (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, and the Treasurer or Controller, of the Company (each in their capacity as an officer of the Company and not as an individual), dated as of the Closing Time, to such effect.

          (f) At the Closing Time, the representations and warranties of each Selling Stockholder set forth in Section 1(b) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of or on behalf of each Selling Stockholder, dated as of the Closing Time, to such effect with respect to such Selling Stockholder.

          (g) At the time that this Agreement is executed, you shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance reasonably satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

               (i) in their opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended March 29, 1996 and March 31, 1995 included or incorporated by reference in the Registration Statement and the Prospectus (the "10-Q Financials"), a reading of the minutes of all meetings of the stockholders and directors of the Company and the Subsidiaries and each Committee of the Company's Board of Directors and of each Subsidiary's Board of Directors since January 1, 1996, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the 10-Q Financials incorporated by reference in the
               Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

                    (B) at March 29, 1996 and at a specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock of the Company and its subsidiaries or any decrease in the consolidated net current assets, consolidated total assets, or consolidated stockholders' equity of the Company and its subsidiaries or any increase in the long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest consolidated balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (C) for the period from December 31, 1995 to March 29, 1996 and for the period from December 31, 1995 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in consolidated net sales, consolidated earnings from continuing operations, consolidated net earnings, per share earnings from continuing operations or per share net earnings, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

               (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement, nothing has come to their attention that gives them reason to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived;

               (iv) they are unable to and do not express any opinion on the Pro Forma Financial Data (the "Pro Forma Information") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Information; however, for purposes of such letter they have:

                    (A)  read the Pro Forma Information;

                    (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                    (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and
          on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement; and

               (v) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

          (h) At the Closing Time, you shall have received from Arthur Andersen LLP a letter, in form and substance reasonably satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (i) At the Closing Time, your counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and your counsel.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall remain in effect.

          Section 6.  Indemnification.  (a)  The Company agrees to indemnify you
                      ---------------
and hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all reasonable expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by you), incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto)[; provided
                                                                        --------
further that the foregoing indemnification with respect to any preliminary
- -------
prospectus shall not inure to your benefit (or to the benefit of any person that controls you) if a copy of the Prospectus (as then amended or supplemented, if the Company shall furnish any amendments or supplements thereto) was not sent or given by you or on your behalf to the person asserting any such losses, claims, damages or liabilities, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability].

          (b) You agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Section 7.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and you, as incurred, in such proportions that (a) you are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus, bears to the offering price appearing thereon and (b) the Company is responsible for the balance; provided, however, that no person guilty of
                             --------  -------
fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  The representations, warranties, indemnities, agreements and other
- --------
statements of the Selling Stockholders and the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Selling Stockholders, the Company, you or any person who controls a Selling Stockholder, the Company or you within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Shares.

          Section 9.  Termination of Agreement.  (a)  You may terminate this
                      ------------------------
Agreement, by notice to the Company and each of the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended by the Commission, the NASD, the New York Stock Exchange or the Pacific Stock Exchange, or if trading generally on either the New York Stock Exchange, the Pacific Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchanges or by order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, District of Columbia or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          (c) This Agreement may also terminate pursuant to the provisions of
Section 2, with the effect stated in such Section.

          Section 10.  Default by a Selling Stockholder.  If any Selling
                      ---------------------------------
Stockholder shall fail at the Closing Time to sell and deliver the number of Shares that such Selling Stockholder is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 6, 7 and 8 shall remain in effect.

          In the event of a default under this Section that does not result in the termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder so defaulting from liability, if any, in respect of such default.

          Section 11.  Notices.  All notices and other communications under this
                       -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you, c/o ___________________, Vice President, Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, with copies to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Stephen T. Giove, Esq; notices to the Company shall be directed to it at 1250 24th Street, N.W., Washington, D.C. 20037, Attention: C. Scott Brannan, Vice President, with copies to Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, Attention: George P. Stamas, Esq.; notices to the Selling Stockholders shall be directed to Mitchell P. Rales and Steven M. Rales, c/o Equity Group Holdings, 1250 24th Street, N.W., Washington, D.C. 20037, with copies to Hogan & Hartson LLP, 111 South Calvert Street, 16th Floor, Baltimore, Maryland 21202, Attention: Michael J. Silver, Esq.

          Section 12.  Parties.  This Agreement is made solely for your benefit
                       -------
and for the benefit of the Company and the Selling Stockholders and, to the extent expressed, any person who controls the Company, any Selling Stockholder or you within the meaning of Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from you of the Shares.

          Section 13.  Governing Law and Time.  This Agreement shall be governed
                       ----------------------
by the laws of the State of New York. Specified times of the day refer to New York City time.

          Section 14.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                   ----------------------------------------

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and you in accordance with its terms.


                              Very truly yours,

                                    DANAHER CORPORATION


                                    By /s/ C. Scott Brannan
                                       ---------------------------
                                       Name:  C. Scott Brannan
                                            ------------------------
                                       Title:  Vice President
                                             -----------------------

                                    SELLING STOCKHOLDERS


                                    By /s/ Mitchell P. Rales
                                       -----------------------------
                                       Name: Mitchell P. Rales


                                    By /s/ Steven M. Rales
                                       -----------------------------
                                       Name: Steven M. Rales

Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO.

By:  Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

By
  -----------------------------
  Name:
       ------------------------
  Title:  Vice President
        -----------------------

                                   SCHEDULE A

                =============================================

                                                  NUMBER OF
                  SELLING STOCKHOLDER              SHARES
                 ---------------------            ---------

                 Mitchell P. Rales                1,000,000
                ---------------------------------------------
                 Steven M. Rales                  1,000,000
                ---------------------------------------------

                                                  ---------
                ---------------------------------------------
                 TOTAL                            2,000,000
                                                  =========
                =============================================

                                   SCHEDULE B


                                                          State of
Danaher Corporation Most Significant Subsidiaries       Incorporation
- -------------------------------------------------       -------------

DH Holdings Corp.                                       Delaware
Easco Hand Tools, Inc.                                  Delaware

                                                                       EXHIBIT A



                              DANAHER CORPORATION
                            (a Delaware corporation)

                        2,000,000 Shares of Common Stock



                         PRICE DETERMINATION AGREEMENT
                         -----------------------------


                                                                  May __, 1996


MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

       Reference is made to the Purchase Agreement dated April __, 1996 (the "Purchase Agreement") among Danaher Corporation (the "Company"), the Selling Stockholders named therein (the "Selling Stockholders") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"). The Purchase Agreement provides for the purchase by the Underwriter from the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of 2,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share. This Agreement is the Price Determination Agreement referred to in the Purchase Agreement. Terms not defined herein are used herein as defined in the Purchase Agreement.

       Pursuant to Section 2 of the Purchase Agreement, the undersigned agree with the Underwriter as follows:


          1.  The price to public per share for the Shares shall be $________.

          2. The purchase price per share for the Shares to be paid by the Underwriter shall be $________, representing an amount equal to the price set forth above, less $________ per share.

          The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1(a) of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          Each Selling Stockholder represents and warrants to the Underwriter that the representations and warranties of such Selling Stockholder set forth in
Section 1(b) of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by Section 2 of the Purchase Agreement, attached as Schedule A is a list of the Selling Stockholders and the number of Shares to be sold by such Selling Stockholder, which shall be a part of this Agreement and the Purchase Agreement.

               This Agreement shall be governed by the laws of the State of New York.

                  ------------------------------------------

          If the foregoing is in accordance with the understanding of the Underwriter of the agreement among the Underwriter, the Company and the Selling Stockholders, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument along with all counterparts and together with the Purchase Agreement shall be a binding agreement among the Underwriter, the Company and the Selling Stockholders in accordance with its terms and the terms of the Purchase Agreement.

                                    Very truly yours,

                                    DANAHER CORPORATION


                                    By  /s/ C. Scott Brannan
                                      --------------------------------
                                       Name:  C. Scott Brannan
                                            --------------------------
                                       Title:  Vice President
                                             -------------------------

                                   SELLING STOCKHOLDERS


                                    By /s/ Mitchell P. Rales
                                      --------------------------------
                                       Name:  Mitchell P. Rales
                                            --------------------------

                                    By /s/ Steven M. Rales
                                      --------------------------------
                                       Name:  Steven M. Rales
                                            --------------------------

Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO.

By:  Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

By
  ------------------------------
 Name:
      --------------------------
 Title:  Vice President
       -------------------------